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Exhibit 10.3

AGREEMENT TO VOTE SHARES

        THIS AGREEMENT TO VOTE SHARES, dated as of March 31, 2003 (the "Agreement"), between EVERGREEN RESOURCES, INC., a Colorado corporation ("Evergreen"), and PATRICK R. McDONALD, as a shareholder (the "Shareholder") of Carbon Energy Corporation, a Colorado corporation ("Carbon");

RECITALS:

Evergreen, Evergreen Merger Corporation ("Merger Sub") and Carbon have entered into an Agreement and Plan of Reorganization dated this date (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Merger Sub into Carbon (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

        The Shareholder is a shareholder of Carbon, owning of record and beneficially 378,833 shares of Carbon common stock (the "Existing Shares" and, together with any shares of Carbon common stock acquired after the date hereof, the "Shares").

        As an inducement and a condition to entering into the Merger Agreement, Evergreen has required that the Shareholder enter into this Agreement.

        The Shareholder and Evergreen desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger upon the terms and subject to the conditions set forth herein.

        Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Merger Agreement.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Agreement to Vote.    The Shareholder agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Section 5, at any meeting of the holders of Carbon common stock, however called, or in connection with any written consent of the holders of Carbon common stock, the Shareholder shall vote (or cause to be voted) the Shares (i) in favor of adoption and approval of the Merger Agreement and the Plan of Merger included as a part of the Merger Agreement and approval of each of the other actions contemplated by the Merger Agreement and (ii) except as otherwise agreed to in writing in advance by Evergreen, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation, share exchange or other business combination involving Carbon or any subsidiary of Carbon, (B) a sale, lease or transfer of a material amount of assets of Carbon or any subsidiary of Carbon, or a reorganization, recapitalization, dissolution or liquidation of Carbon or any subsidiary of Carbon; (C) any change in a majority of the persons who constitute the Board of Directors of Carbon; (D) any material amendment of the Articles of Incorporation or Bylaws of Carbon; or (E) any other action involving Carbon or any subsidiary of Carbon which results in the breach by Carbon of a representation, warranty or covenant in the Merger Agreement or which has the effect of impeding, interfering with, delaying, postponing, or impairing the ability of Carbon to consummate the Merger or the transactions contemplated in the Merger Agreement. The Shareholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote the Shares in any manner inconsistent herewith. Notwithstanding the foregoing, nothing contained herein shall be construed to require the Shareholder, or any Person controlled by the Shareholder, to take any action or fail to take any action that the Shareholder or such Person determines in good faith, after consulting with legal counsel, would be in violation of any applicable law or legal duty.

        2.    Retention of Shares.    The Shareholder agrees that he or she will not, prior to termination of this Agreement in accordance with Section 5, convey or otherwise transfer or dispose of any of the Shares, or any interest therein, including the right to vote any Shares, except (1) for Shares transferred in connection with the so-called "cashless exercise" of Stock Options to the extent permitted by the Carbon's 1999 Stock Option Plan and (2) with the consent of Evergreen (which consent shall not be unreasonably withheld).

        3.    Representations and Warranties.    The Shareholder represents and warrants that it has the power, acting individually, to vote the Existing Shares without restriction or limitation, that no other person has any right to vote the Existing Shares by agreement, by operation of law or otherwise, and that the Existing Shares are not subject to any restriction, encumbrance or rights which would give any other person the right or power to vote all or any of the Shares.

        4.    Acknowledgment.    The Shareholder acknowledges that Evergreen has agreed to enter into the Merger Agreement partially in reliance on the obligations herein of the Shareholder, and that the Shareholder's execution of this Agreement was a material inducement to Evergreen's execution of the Merger Agreement. The Shareholder further acknowledges that damages may not be an adequate remedy in the event that the Shareholder breaches this Agreement, and that such a breach will cause irreparable harm to Evergreen for which there will be no adequate remedy at law. Accordingly, Evergreen shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if the Shareholder shall refuse to comply with his or her obligations hereunder.

        5.    Termination.    Except as to the covenants in Section 6, this Agreement shall terminate at the Effective Time of the Merger or earlier date of termination of the Merger Agreement in accordance with its terms.

        6.    Shareholder Covenant Not to Sue.    Shareholder acknowledges and represents that no promises or representations have been made by Evergreen, or by any officer, director or employee of Evergreen, with respect to the future performance or price of Evergreen stock, and that the price of Evergreen stock may decrease in the future. Accordingly, Shareholder hereby covenants and agrees not to sue or bring any action, whether judicial or administrative, in law or in equity, against Evergreen or any of its officers, directors or employees, with respect to or relating to any future performance of Evergreen stock or any decrease in the price or value of Evergreen stock, except to the extent (and solely to the extent) such suit or action is based on any disclosure in Securities Documents of Evergreen, or on any failure to disclose information required to be disclosed under the Securities Laws. Shareholder acknowledges and represents that all rights under the Merger Agreement terminate at the Effective Time except for covenants which by their terms are to be performed following the Effective Time. In the event that any suit or action is brought in violation of the provisions of this Section 6, such provisions may be pleaded as a defense or by way of counterclaim or cross-claim. Shareholder shall indemnify Evergreen, and its officers, directors and employees, against any and all claims, losses, costs and demands arising out of or resulting from Shareholder's breach of any covenant in this Section 6, including without limitation reimbursement of all attorneys' fees and other costs of litigation. Any such indemnity obligations of shareholder shall be payable by Shareholder to the indemnitee immediately upon demand.

        7.    Binding on Successors.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the heirs, successors and assigns of the Shareholder and the successors and assigns of Evergreen. No party hereto may assign any rights or obligations hereunder to any other person, except upon the prior written consent of each other party.

        8.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of laws.

        9.    Registration Rights.    Shareholder shall be made a party to the Registration Rights Agreement described in Section 5.18 of the Merger Agreement to provide for the registration of the resale of shares of Evergreen Common Stock acquired in the Merger by Shareholder.

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        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

EVERGREEN RESOURCES, INC.
By:	Kevin R. Collins Executive Vice President—Finance CFO and Treasurer
SHAREHOLDER:
Patrick R. McDonald

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  Exhibit 10.3